SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2004

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices, including zip code)

(414) 347-6480
(Registrant’s telephone number, including area code)

Item 7.        Financial Statements and Exhibits.

(c) Exhibits.

                    Pursuant to General Instruction B.2 to Form 8-K, the Company’s May 13, 2004 press release is furnished as Exhibit 99 and is not filed.

Item 9.        Regulation FD Disclosure.

                    On May 13, 2004, the Company issued a press release regarding certain amendments to the Rights Agreement, dated July 22, 1999, between the Company and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association) (as successor Rights Agent to U.S. Bank National Association), as amended by the First Amendment to Rights Agreement, dated as of October 28, 2002, and the Second Amendment to Rights Agreement, dated as of October 28, 2002. The press release is furnished as Exhibit 99.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: May 14, 2004	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane Senior Vice President, General Counsel and Secretary

MGIC INVESTMENT CORPORATION

EXHIBIT INDEX TO FORM 8-K
Report Dated May 13, 2004

Exhibit No.

(99)	Press release dated May 13, 2004. (Pursuant to General Instruction B.2 to Form 8-K, this press release is furnished and is not filed).